CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation of our audit report dated May 16, 2011, accompanying the consolidated financial statements in this Form 10-K as of December 31, 2010 and 2009 and for the years then ended.

/s:/ Mark Bailey & Company, Ltd.

Reno, Nevada